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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 15, 2013, with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2012 of NorthStar Healthcare Income, Inc., which is included in Supplement No. 7 to the Prospectus dated August 7, 2012, which is part of the Registration Statement on Form S-11 (File No. 333-170802). We consent to the use of the aforementioned report in the Registration Statement and related Prospectus Supplement, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

New York, New York
March 15, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM